Exhibit 4.4
SUPPLEMENTAL INDENTURE NO. 2
     SUPPLEMENTAL INDENTURE NO. 2, dated as of July 31, 2009 (this “Supplemental Indenture”), by and among the Company (as defined below) and UNION BANK, N.A. (formerly known as UNION BANK OF CALIFORNIA, N.A.), as trustee (the “Trustee”), under the Indenture dated as of April 7, 2008 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 1, dated as of April 7, 2008 (“Supplemental Indenture No. 1”), between ALPHA NATURAL RESOURCES, INC., a Delaware corporation (“Alpha”), and the Trustee.
WITNESSETH
     WHEREAS, Alpha has heretofore executed and delivered to the Trustee the Base Indenture and Supplemental Indenture No. 1 providing for the issuance of 2.375% Convertible Senior Notes due April 15, 2015 (the “Securities”);
     WHEREAS, Alpha and FOUNDATION COAL HOLDINGS, INC., a Delaware corporation (“Foundation”), entered into an Agreement and Plan of Merger dated as of May 11, 2009 (the “Merger Agreement”), providing for the merger of Alpha with and into Foundation (the “Merger”), with Foundation as the surviving corporation (such surviving corporation, renamed Alpha Natural Resources, Inc., the “Company”);
     WHEREAS, the Merger complies with the provisions of Section 10.01 of the Base Indenture and Section 11.11 of Supplemental Indenture No. 1;
     WHEREAS, the Company proposes in and by this Supplemental Indenture to supplement and amend the Base Indenture and Supplemental Indenture No. 1 in certain respects as it applies to the Securities issued thereunder;
     WHEREAS, Section 9.01 of the Base Indenture and Section 10.01 of Supplemental Indenture No. 1 permit the Company and the Trustee to amend the Base Indenture and Supplemental Indenture No. 1, respectively, without prior notice to or consent of any Holder of the Securities for the purpose of evidencing the assumption by a successor of Alpha of the covenants and obligations of Alpha thereunder and in the Securities; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.
     NOW THEREFORE, the Company and the Trustee hereby agree that the following Sections of this Supplemental Indenture supplement the Base Indenture and Supplemental Indenture No. 1 with respect to the Securities issued thereunder:

ARTICLE I
DEFINITIONS
     Section 1.1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture or Supplemental Indenture No. 1, as the context requires.
ARTICLE II
ASSUMPTION AND CONVERSION RIGHTS
     Section 2.1. ASSUMPTION OF OBLIGATIONS. The Company, as the surviving entity in the Merger, expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Securities and the performance or observance of every covenant of the Securities, the Base Indenture and Supplemental Indenture No. 1 on the part of Alpha to be performed or observed.
     Section 2.2. CONVERSION RIGHTS. The Company, as the surviving entity in the Merger, agrees that at and after the effective time of the Merger, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to Article XI of Supplement No. 1) into the kind and amount of Reference Property receivable upon the Merger by a holder of a number of shares of Alpha common stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to the Merger; provided, however, that at and after the effective time of the Merger, upon the conversion of a Security (w) the portion of each Daily Settlement Amount payable in cash shall continue to be payable in cash, (x) the portion (if any) of each Daily Settlement Amount payable in shares of Alpha common stock shall be payable in Reference Property, (y) the Daily Conversion Value shall be calculated based on the value of a unit of Reference Property corresponding to the amount of Reference Property that a holder of one share of Alpha common stock would have received in the Merger and (z) the Volume-Weighted Average Price per share of Alpha common stock and the Closing Sale Price shall be calculated with respect to a unit of Reference Property corresponding to the amount of Reference Property that a holder of one share of Alpha common stock would have received in the Merger.
     Section 2.3. ADJUSTMENTS TO CONVERSION RATES. The Company further agrees that at and after the effective time of the Merger, the Conversion Rate shall be subject to adjustments in accordance with Article 11 of Supplemental Indenture No. 1.
ARTICLE III
MISCELLANEOUS
     Section 3.1. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Company under the Securities, this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.
     Section 3.2. BENEFIT OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto, their successors hereunder, and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture.
     Section 3.3. EXECUTION AS SUPPLEMENTAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and Supplemental Indenture No. 1 and, as provided in the Base Indenture and Supplemental Indenture No. 1, this Supplemental Indenture forms a part thereof.
     Section 3.4. RATIFICATION AND INCORPORATION OF INDENTURE. As supplemented hereby, the Base Indenture and Supplemental Indenture No. 1 are in all respects ratified and confirmed, and the Base Indenture, Supplemental Indenture No. 1 and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     Section 3.5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 3.6. SEPARABILITY. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.
     Section 3.7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 3.8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 3.9. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein and in the Securities are deemed to be those of the Company and not of the Trustee, and the Trustee assumes no responsibility for the correctness thereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ALPHA NATURAL RESOURCES, INC.
By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Supplement Indenture to Convertible Senior Notes Indenture]

UNION BANK, N.A. (formerly known as UNION BANK OF CALIFORNIA, N.A.), as Trustee
By:	/s/ James Myers
	Name:	James Myers
	Title:	Vice President

[Signature Page to Supplement Indenture to Convertible Senior Notes Indenture]